Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com

Primo Water Reports Third Quarter 2024 Results and

Expects to Close Transaction with BlueTriton Brands on November 8, 2024

•	Revenue of $511 million, increased 8.8%, including 7.4% contribution from organic growth
•	Gross margin of 64.7%, increased 20 bps, and net income increased to $38 million
•	Adjusted EBITDA of $125 million, increased 11.4%, and Adjusted EBITDA margin of 24.4%, increased 60 bps
•	Expected to begin trading on November 11th as Primo Brands (NYSE:PRMB)

TAMPA, FL – November 7, 2024 – Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America, today announced its results for the third quarter ended September 28, 2024.

“Once again, we had a fantastic quarter, exceeding revenue and volume expectations across our core water channels. Revenue growth was driven by both volume and pricing, leading to earnings growth and margin expansion across our business. Our focus on the 'must-wins' of delivering exceptional customer service, being the water solutions partner of choice, and providing operational excellence continues to drive growth and creates value for our stakeholders,” said Robbert Rietbroek, Chief Executive Officer.

"Turning to our planned business combination the Transaction with BlueTriton, earlier this week we were granted a final order approving the Transaction from the Ontario Superior Court of Justice, and our shareowners also overwhelmingly approved the Transaction. Subject to certain customary closing conditions, we anticipate the closing will occur on or about November 8, 2024, and as part of the rollout of the new company, we announced earlier this week the new combined company's name, Primo Brands, and new ticker symbol of ‘PRMB’, which we expect will begin trading on the NYSE as early as Monday, November 11, 2024. The closing of the transaction will mark an exciting new chapter as we bring together the strengths of both legacy companies. I am pleased with the tremendous progress we’ve made in shaping the future of Primo Brands. Our teams have been intensely focused on ensuring we ‘hit the ground running’ post-close. We have established integration planning working groups across both organizations to identify opportunities, build an optimized structure, and unlock synergies throughout the combined business,” continued Mr. Rietbroek.

(Unless stated otherwise, all third quarter 2024 comparisons are relative to the third quarter of 2023; all information is in U.S. dollars. Non-GAAP reconciliations presented on the exhibits to this press release)

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THIRD QUARTER HIGHLIGHTS - CONTINUING OPERATIONS

•	Revenue increased 8.8% to $511 million compared to $470 million driven by revenue growth with 5.0% of the growth attributable to volume and 3.8% attributable to pricing. Contribution from organic growth was 7.4% for the quarter. Revenue growth by channel includes 8.0% in Water Direct / Water Exchange, 7.1% in Water Refill / Water Filtration and 102.2% in Other Water, which is primarily Mountain Valley Spring water sold at retail and on-premise.

•	Gross profit increased 9.1% to $331 million compared to $303 million. Gross margin increased 20 bps to 64.7% compared to 64.5%, driven by pricing, increased volume and operating efficiencies.

•	SG&A expenses increased 7.1% to $262 million compared to $245 million. The increase was driven by higher selling and operating costs that supported volume and revenue growth.

•	Reported net income and net income per diluted share were $38 million and $0.24, respectively, compared to reported net income and net income per diluted share of $34 million and $0.21, respectively. Adjusted net income and adjusted net income per diluted share were $56 million and $0.35, respectively, compared to $39 million and $0.24, respectively.

•	Adjusted EBITDA increased 11.4% to $125 million compared to $112 million, driven by pricing initiatives, customer demand and effective expense management. Adjusted EBITDA margin was 24.4%, compared to 23.8%.

•	Net cash provided by operating activities of $91 million, less $36 million of capital expenditures and additions to intangible assets, resulted in $55 million of free cash flow, or $60 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 6), compared to net cash provided by operating activities of $127 million and adjusted free cash flow of $93 million in the prior year.

	For the Three Months Ended
(USD $M except % or unless as otherwise noted)	September 28, 2024	September 30, 2023	Y/Y Change
Revenue, net	$511.4	$470.0	8.8%
Net income from continuing operations	$38.2	$33.7	$4.5
Net income from continuing operations per diluted share	$0.24	$0.21	$0.03
Adjusted net income from continuing operations	$56.4	$38.8	$17.6
Adjusted net income from continuing operations per diluted share	$0.35	$0.24	$0.11
Adjusted EBITDA	$124.7	$111.9	11.4%
Adjusted EBITDA margin %	24.4%	23.8%	60 bps

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THIRD QUARTER 2024 RESULTS CONFERENCE CALL

Primo Water will host a conference call, to be simultaneously webcast, on Thursday, November 7, 2024, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

Details for the Earnings Conference Call:

Date: November 7, 2024

Time: 10:00 a.m. Eastern Time

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 66986

Webcast Link: https://app.webinar.net/aerzBkLmwnN

A slide presentation and live audio webcast will be available through Primo Water’s website at https://www.primowatercorp.com.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Water's website.

THIRD QUARTER PERFORMANCE - CONTINUING OPERATIONS

Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	September 28, 2024	September 30, 2023	$ Change	% Change
Revenue, net
Water Direct/Water Exchange	$384.8	$356.2	$28.6	8.0%
Water Refill/Water Filtration	66.4	62.0	4.4	7.1%
Other Water[1]	27.5	13.6	13.9	102.2%
Water Dispensers	18.7	16.5	2.2	13.3%
Other	14.0	21.7	(7.7)	(35.5%)
Revenue, net as reported	$511.4	$470.0	$41.4	8.8%

1. Primarily Mountain Valley retail and on-premise revenue

TRANSACTION RELATED MATTERS

The Ontario Superior Court of Justice (Commercial List) has granted a final order approving the plan of arrangement for the proposed business combination between Primo Water and BlueTriton. All shareholder and regulatory approvals have been received, and the transaction is expected to close on or about November 8, 2024, subject to satisfaction of certain customary closing conditions.

The combined company, Primo Brands Corporation, is expected to begin trading on the New York Stock Exchange under the ticker symbol "PRMB" as early as November 11, 2024.

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ABOUT PRIMO WATER CORPORATION

Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,700 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 18,100 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Primo Water‘s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Water utilizes certain non-GAAP financial measures. Primo Water utilizes organic revenue growth (which excludes the impact of acquisitions). Primo Water also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo Water uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Water’s underlying business performance and the performance of its management. Additionally, Primo Water supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the additional items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Water’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Water’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Water cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Water’s outlook on full-year 2024 revenue, Adjusted EBITDA and Adjusted Free Cash Flow on a standalone basis), the Transaction (including the anticipated timing of the completion of the Transaction), the anticipated benefits of the Transaction, including estimated synergies, and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Primo Water’s and BlueTriton’s ability to complete the Transaction on the anticipated terms and schedule; the risk that disruptions from the Transaction will harm Primo Water’s or the combined company’s business; Primo Water’s ability to compete successfully in the markets in which it operates; Primo Water’s ability to manage supply chain disruptions and cost increases related to inflation; fluctuations in commodity prices and Primo Water’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo Water’s ability to maintain favorable arrangements and relationships with its suppliers; Primo Water’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar and the Canadian dollar; the impact on Primo Water’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates; any disruption to production at Primo Water’s manufacturing facilities; Primo Water’s ability to maintain access to its water sources; the impact of climate change on Primo Water’s business; Primo Water’s ability to protect its intellectual property; the seasonal nature of Primo Water’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war; the impact of a pandemic, such as COVID-19, related government actions and Primo Water’s strategy in response thereto on our business; Primo Water’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo Water’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo Water’s exposure to intangible asset risk; Primo Water’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo Water’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo Water’s borrowing costs; Primo Water’s ability to recruit, retain and integrate new management; the impact of increased labor costs on Primo Water’s business; Primo Water’s ability to renew its collective bargaining agreements from time to time on satisfactory terms; disruptions in Primo Water’s information systems; Primo Water’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo Water’s employees or the Company; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo Water’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo Water operates; Primo Water’s ability to adequately address the challenges and risks associated with its operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo Water’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; Primo Water’s ability to maintain its quarterly dividend; and credit rating changes.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenue, net	$511.4	$470.0	$1,448.4	$1,333.1
Cost of sales	180.6	166.7	508.3	480.0
Gross profit	330.8	303.3	940.1	853.1
Selling, general and administrative expenses	262.3	244.8	776.1	726.0
Loss on disposal of property, plant and equipment, net	1.3	1.6	4.1	3.8
Acquisition and integration expenses	8.2	2.4	26.6	6.0
Gain on sale of property	—	(5.3)	(0.5)	(5.3)
Operating income	59.0	59.8	133.8	122.6
Other expense (income), net	1.1	(4.0)	1.2	(3.7)
Interest expense, net	5.8	17.8	25.0	54.8
Income from continuing operations before income taxes	52.1	46.0	107.6	71.5
Income tax expense	13.9	12.3	37.4	21.0
Net income from continuing operations	$38.2	$33.7	$70.2	$50.5
Net income (loss) from discontinued operations, net of income taxes	0.4	(0.3)	9.4	10.0
Net income	$38.6	$33.4	$79.6	$60.5

Net income per common share
Basic:
Continuing operations	$0.24	$0.21	$0.44	$0.32
Discontinued operations	$—	$—	$0.06	$0.06
Net income	$0.24	$0.21	$0.50	$0.38
Diluted:
Continuing operations	$0.24	$0.21	$0.43	$0.32
Discontinued operations	$—	$—	$0.06	$0.06
Net income	$0.24	$0.21	$0.49	$0.38

Weighted-average common shares outstanding (in thousands)
Basic	160,363	159,407	160,016	159,446
Diluted	162,062	160,042	161,577	160,236

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PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	September 28, 2024	December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$667.3	$507.9
Accounts receivable, net of allowance of $12.5 ($12.7 as of December 30, 2023)	185.8	156.0
Inventories	48.6	47.3
Prepaid expenses and other current assets	18.8	26.0
Current assets of discontinued operations	77.8	128.7
Total current assets	998.3	865.9
Property, plant and equipment, net	544.1	556.5
Operating lease right-of-use-assets	143.1	136.0
Goodwill	1,009.4	1,004.6
Intangible assets, net	709.3	714.2
Other long-term assets, net	20.6	20.2
Long-term assets of discontinued operations	138.3	225.6
Total assets	$3,563.1	$3,523.0
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14.9	$14.2
Accounts payable and accrued liabilities	294.1	276.4
Current operating lease obligations	26.2	25.6
Current liabilities of discontinued operations	90.9	109.9
Total current liabilities	426.1	426.1
Long-term debt	1,268.8	1,270.8
Operating lease obligations	129.4	124.0
Deferred tax liabilities	142.0	144.2
Other long-term liabilities	79.4	64.4
Long-term liabilities of discontinued operations	34.5	52.2
Total liabilities	2,080.2	2,081.7
Equity
Common shares, no par value - 160,341,329 (December 30, 2023 - 159,480,638) shares issued	1,311.1	1,288.6
Additional paid-in capital	91.2	90.6
Retained earnings	194.5	167.2
Accumulated other comprehensive loss	(113.9)	(105.1)
Total Primo Water Corporation equity	1,482.9	1,441.3
Total liabilities and equity	$3,563.1	$3,523.0

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PRIMO WATER CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Cash flows from operating activities of continuing operations:
Net income	$38.6	$33.4	$79.6	$60.5
Net income (loss) from discontinued operations, net of income taxes	0.4	$(0.3)	9.4	10.0
Net income from continuing operations	$38.2	$33.7	70.2	50.5
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	51.0	49.3	148.9	143.6
Amortization of financing fees	0.7	0.8	2.4	2.5
Share-based compensation expense	4.6	1.4	17.1	6.1
Provision (benefit) for deferred income taxes	1.6	(0.4)	(1.4)	6.1
Loss on disposal of property, plant and equipment, net	1.3	1.6	4.1	3.8
Gain on sale of property	—	(5.3)	(0.5)	(5.3)
Other non-cash items	1.4	(1.4)	(1.2)	(4.6)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(25.3)	14.6	(28.0)	(4.2)
Inventories	(1.8)	(0.1)	(3.6)	4.6
Prepaid expenses and other current assets	4.4	3.8	4.9	5.7
Other assets	(4.4)	(0.4)	(0.6)	(0.9)
Accounts payable and accrued liabilities and other liabilities	19.3	29.1	43.4	14.3
Net cash provided by operating activities of continuing operations	91.0	126.7	255.7	222.2
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(0.3)	(1.6)	(24.5)	(24.6)
Additions to property, plant and equipment	(33.8)	(34.3)	(108.7)	(103.5)
Additions to intangible assets	(2.6)	(2.5)	(7.9)	(6.5)
Proceeds from sale of property, plant and equipment	—	0.2	0.2	0.4
Proceeds from sale of property	—	8.7	1.0	8.7
Other investing activities	—	0.9	2.7	2.8
Net cash used in investing activities of continuing operations	(36.7)	(28.6)	(137.2)	(122.7)

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Cash flows from financing activities of continuing operations:
Payments of long-term debt	(3.4)	(2.7)	(10.0)	(8.7)
Proceeds from short-term borrowings	—	12.0	—	116.0
Payments on short-term borrowings	—	(88.0)	—	(181.0)
Issuance of common shares	0.8	1.0	17.5	5.7
Common shares repurchased and canceled	(0.1)	(0.6)	(20.3)	(22.4)
Financing fees	(0.9)	—	(0.9)	—
Dividends paid to common shareholders	(14.6)	(12.7)	(43.8)	(38.6)
Payment of contingent consideration for acquisitions	(0.2)	(0.3)	(2.0)	(1.3)
Other financing activities	—	(2.6)	—	(7.6)
Net cash used in financing activities of continuing operations	(18.4)	(93.9)	(59.5)	(137.9)
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	4.6	21.4	6.8	37.0
Net cash provided by (used in) investing activities from discontinued operations	16.8	(12.6)	75.9	(32.4)
Net cash (used in) provided by financing activities from discontinued operations	(2.0)	(0.5)	(1.0)	9.1
Net cash provided by discontinued operations	19.4	8.3	81.7	13.7
Effect of exchange rate changes on cash	0.3	(1.5)	(0.1)	(0.1)
Net increase (decrease) in cash, cash equivalents and restricted cash	55.6	11.0	140.6	(24.8)
Cash and cash equivalents and restricted cash, beginning of period	615.5	86.8	530.5	122.6
Cash and cash equivalents and restricted cash, end of period	$671.1	$97.8	$671.1	$97.8
Cash and cash equivalents and restricted cash from discontinued operations, end of period	3.8	36.9	3.8	36.9
Cash and cash equivalents and restricted cash of continuing operations, end of period	$667.3	$60.9	$667.3	$60.9

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PRIMO WATER CORPORATION			EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, except percentage amounts)
Unaudited
	For the Three Months Ended September 28, 2024
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$384.8	$—	$384.8
Water Refill/Water Filtration	66.4	—	66.4
Other Water[1]	27.5	—	27.5
Water Dispensers	18.7	—	18.7
Other	13.8	0.2	14.0
Total	$511.2	$0.2	$511.4

Gross profit	$330.6	$0.2	$330.8
Gross margin %	64.7%	100.0%	64.7%
Selling, general and administrative expenses	$251.6	$10.7	$262.3
SG&A % of revenue[2]	49.2%	NM	51.3%
Operating income (loss)	$76.7	$(17.7)	$59.0
Depreciation and amortization	$50.5	$0.5	$51.0

	For the Three Months Ended September 30, 2023
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$356.2	$—	$356.2
Water Refill/Water Filtration	62.0	—	62.0
Other Water[1]	13.6	—	13.6
Water Dispensers	16.5	—	16.5
Other	21.5	0.2	21.7
Total	$469.8	$0.2	$470.0

Gross profit	$303.1	$0.2	$303.3
Gross margin %	64.5%	100.0%	64.5%
Selling, general and administrative expenses	$235.1	$9.7	$244.8
SG&A % of revenue[2]	50.0%	NM	52.1%
Operating income (loss)	$70.3	$(10.5)	$59.8
Depreciation and amortization	$48.9	$0.4	$49.3
____________________________
1 Primarily Mountain Valley retail and on-premise revenue
2 "NM" defined as not meaningful

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	For the Nine Months Ended September 28, 2024
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$1,092.4	$—	$1,092.4
Water Refill/Water Filtration	186.2	—	186.2
Other Water[1]	67.4	—	67.4
Water Dispensers	48.7	—	48.7
Other	52.9	0.8	53.7
Total	$1,447.6	$0.8	$1,448.4

Gross profit	$939.5	$0.6	$940.1
Gross Margin %	64.9%	75.0%	64.9%
Selling, general and administrative expenses	$733.0	$43.1	$776.1
SG&A % of revenue[2]	50.6%	NM	53.6%
Operating income (loss)	$201.0	$(67.2)	$133.8
Depreciation and amortization	$147.5	$1.4	$148.9

	For the Nine Months Ended September 30, 2023
	North America	Other	Total
Revenue, net
Water Direct/Water Exchange	$1,011.5	$—	$1,011.5
Water Refill/Water Filtration	169.6	—	169.6
Other Water[1]	36.8	—	36.8
Water Dispensers	45.9	—	45.9
Other	68.8	0.5	69.3
Total	$1,332.6	$0.5	$1,333.1

Gross profit	$852.6	$0.5	$853.1
Gross margin %	64.0%	100.0%	64.0%
Selling, general and administrative expenses	$687.2	$38.8	$726.0
SG&A % of revenue[2]	51.6%	NM	54.5%
Operating income (loss)	$162.3	$(39.7)	$122.6
Depreciation and amortization	$142.5	$1.1	$143.6
____________________________
1 Primarily Mountain Valley retail and on-premise revenue
2 "NM" defined as not meaningful

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PRIMO WATER CORPORATION				EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Net income from continuing operations	$38.2	$33.7	$70.2	$50.5
Interest expense, net	5.8	17.8	25.0	54.8
Income tax expense	13.9	12.3	37.4	21.0
Depreciation and amortization	51.0	49.3	148.9	143.6
EBITDA	$108.9	$113.1	$281.5	$269.9

Acquisition and integration costs (a)	8.2	2.4	26.6	6.0
Share-based compensation costs (b)	4.6	1.4	17.1	6.1
Foreign exchange and other losses (gains), net (c)	1.2	(0.2)	2.0	(0.1)
Loss on disposal of property, plant and equipment, net (d)	1.3	1.6	4.1	3.8
Gain on sale of property (e)	—	(5.3)	(0.5)	(5.3)
Other adjustments, net (f)	0.5	(1.1)	0.7	5.4
Adjusted EBITDA	$124.7	$111.9	$331.5	$285.8

Revenue, net	$511.4	$470.0	$1,448.4	$1,333.1
Adjusted EBITDA margin %	24.4%	23.8%	22.9%	21.4%

		For the Three Months Ended		For the Nine Months Ended
	Location in Consolidated Statements of Operations	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		(Unaudited)		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$8.2	$2.4	$26.6	$6.0
(b) Share-based compensation costs	Selling, general and administrative expenses	4.6	1.4	17.1	6.1
(c) Foreign exchange and other losses (gains), net	Other expense (income), net	1.2	(0.2)	2.0	(0.1)
(d) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.3	1.6	4.1	3.8
(e) Gain on sale of property	Gain on sale of property	—	(5.3)	(0.5)	(5.3)
(f) Other adjustments, net	Other expense (income), net	—	(0.8)	(0.7)	(1.4)
	Selling, general and administrative expenses	0.5	(0.3)	1.4	6.8

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PRIMO WATER CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	September 28, 2024	September 30, 2023

Net cash provided by operating activities of continuing operations	$91.0	$126.7
Less: Additions to property, plant, and equipment	(33.8)	(34.3)
Less: Additions to intangible assets	(2.6)	(2.5)
Free Cash Flow	$54.6	$89.9

Acquisition and integration cash costs	5.4	1.8
Cash costs related to additions to property, plant and equipment for integration of acquired entities	0.4	—
Tariffs refunds related to property, plant, and equipment	—	1.0
Adjusted Free Cash Flow	$60.4	$92.7

	For the Nine Months Ended
	September 28, 2024	September 30, 2023

Net cash provided by operating activities of continuing operations	$255.7	$222.2
Less: Additions to property, plant, and equipment	(108.7)	(103.5)
Less: Additions to intangible assets	(7.9)	(6.5)
Free Cash Flow	$139.1	$112.2

Acquisition and integration cash costs	19.3	5.6
Cash costs related to additions to property, plant and equipment for integration of acquired entities	1.1	0.1
COVID-19 related refunds	(0.8)	—
Cash taxes paid for property sales	1.3	0.8
Tariffs refunds related to property, plant, and equipment	2.1	2.4
Adjusted Free Cash Flow	$162.1	$121.1

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PRIMO WATER CORPORATION				EXHIBIT 7
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended		For the Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net income from continuing operations	$38.2	$33.7	$70.2	$50.5

Adjustments:
Amortization expense of customer lists	7.8	7.7	22.0	22.4
Acquisition and integration costs	8.2	2.4	26.6	6.0
Share-based compensation costs	4.6	1.4	17.1	6.1
Foreign exchange and other losses (gains), net	1.2	(0.2)	2.0	(0.1)
Gain on sale of property	—	(5.3)	(0.5)	(5.3)
Other adjustments, net	0.5	(1.1)	0.7	5.4
Tax impact of adjustments[1]	(4.1)	0.2	(9.4)	(3.8)
Adjusted net income	$56.4	$38.8	$128.7	$81.2

Earnings Per Share (as reported)
Net income from continuing operations	$38.2	$33.7	$70.2	$50.5

Basic EPS	$0.24	$0.21	$0.44	$0.32
Diluted EPS	$0.24	$0.21	$0.43	$0.32

Weighted average common shares outstanding (in thousands)
Basic	160,363	159,407	160,016	159,446
Diluted	162,062	160,042	161,577	160,236

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$56.4	$38.8	$128.7	$81.2
Adjusted diluted EPS (Non-GAAP)	$0.35	$0.24	$0.80	$0.51

Weighted average common shares outstanding (in thousands)
Basic	160,363	159,407	160,016	159,446
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)[2]	162,062	160,042	161,577	160,236

[1] The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
[2] For the periods presented, the non-GAAP diluted weighted average common shares outstanding equaled the reported diluted weighted average common shares outstanding.

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